Exhibit 10.3
        FOURTH AMENDMENT TO
        LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Fourth Amendment") is dated as of June 9, 1998 and is entered into between SCIENTIFIC TECHNOLOGIES INCORPORATED WHICH WILL DO BUSINESS IN CALIFORNIA AS OREGON SCIENTIFIC TECHNOLOGIES, an Oregon corporation (the "Borrower"), AND BANK OF THE WEST, a California banking corporation (the "Bank").

        RECITALS:

A. Borrower and Bank have entered into that certain Loan and Security Agreement dated November 29, 1994, that certain First Amendment to Loan and Security Agreement dated as of May 31, 1995, that certain Second Amendment to Loan and Security Agreement dated as of May 31, 1996, and that certain third Amendment to Loan and Security Agreement dated as of May 31, 1997 (collectively, the "Loan Agreement") and that certain Equipment Purchase Line Note dated December 6, 1994 (the "Equipment Purchase Line Note");

B. Borrower and Bank intend to further amend the Loan Agreement and/or the Equipment Purchase Line Note as provided by this Fourth Amendment.

        AMENDMENT:

NOW, THEREFORE, Borrower and Bank hereby agree as follows:

1. This Fourth Amendment shall modify and, to the extent inconsistent with, amend the Loan Agreement and/or the Equipment Purchase Line Note. Any capitalized term not specifically defined herein shall have the meaning assigned to it in the Loan Agreement.

2. Section 2.1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

        2.1 Revolving Loans. Upon the request of Borrower, made at any time and from time to time during the term hereof, and so long as no Event of Default has occurred, Bank shall lend to Borrower an amount equal to the sum of Five Million Dollars ($5,000,000.00); provided, however, that in no event shall Bank be obligated to make advances to Borrower under this Section 2.1 whenever the Daily Balance exceeds (at any time) the sum of Five Million Dollars ($5,000,000.00).


All loans made pursuant to this Section 2.1 shall be added to and deemed part of the Credit when made. If, at any time and for any reason, the Daily Balance exceeds the amount of the loans and advances for which Borrower is eligible based upon the above limitations, or if the advances made pursuant to any rider to this Agreement exceed the percentage or dollar limitations contained in such rider (an "Over Advance"), then Borrower shall immediately pay to Bank, in cash, the amount of such Over Advance.

3. The last sentence of Section 3.1(a) of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

For the purpose of this Agreement, "Draw Period" shall mean the period between the date of this Loan and Security Agreement and the earlier of: (i) June 30, 1999 or (ii) the date on which the aggregate of all advances made pursuant to this Section 3.1 equals One Million and 00/100 Dollars ($1,000,000.00).

4. Section 3.1(b) of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

(b) Each advance under this Equipment Purchase Line shall be in amount not exceeding one hundred percent (100%) of the cost, excluding installation charges, sales tax, freight, and software charges (as determined by Bank), of items of new and/or used equipment approved by Bank. The aggregate of all advances made by Bank under this Equipment Purchase Line shall not exceed One Million Dollars ($1,000,000.00).

5. Section 3.3 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

3.3  Repayment.

(a)     Commencing on the last day of the month
after the date of this Agreement, and continuing until the Principal Repayment Commencement Date, Borrower shall make monthly payments of all accrued interest at the Rate on advances under Equipment Purchase Line and all Bank Expenses incurred in connection with Equipment Purchase Line.


(b)     Commencing on the last day of the month
after the end of the Draw Period (the "Principal Repayment Commencement Date") and continuing on the last day of each month thereafter until the Equipment Line Maturity Date (as hereinafter defined), Borrower shall make (i) equal and consecutive monthly principal payments with each payment being in an amount sufficient to repay the aggregate principal amount of advances under the Equipment Purchase Line outstanding as of the Principal Repayment Commencement Date over sixty (60) months on a straight-line basis, (ii) monthly interest payments at the Rate on the outstanding amount of advances under the Equipment Purchase Line, and (iii) all Bank Expenses incurred by Bank in connection with Equipment Purchase Line. For the purpose of this Agreement, the "Equipment Line Maturity Date" shall be sixty (60) months after the Principal Repayment Commencement Date.

(c) Bank may, at its option, elect to treat any due but unpaid interest and Bank Expenses as advances under the Credit, and all such advances shall bear interest on the Daily Balance thereof, at a per annum rate applicable to the Credit under the terms of this Agreement. The receipt of any check or other item of payment by Bank shall not be considered a payment until such check or other item of payment is honored when presented for payment, in which event, said check or other item of payment shall be deemed to have been paid to Bank in accordance with Bank's rules and regulations relating to credits to deposit accounts or, in Bank's discretion, two
(2) calendar days after the date Bank actually receives possession of such check or other item of payment.

Notwithstanding anything to the contrary contained in
Article 3 of this Agreement, all advances under the Equipment Purchase Line shall bear interest, from and after any Event of Default and without constituting a waiver of any such Event of Default, on the Daily Balance owing, at a per annum rate five
(5) percentage points above the Rate.

6. The second sentence of the first paragraph of Section 4.1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

Borrower's right to obtain advances under Section 2.1 and to enter into foreign exchange contracts under the FX Facility provided by Section 14.1 shall remain in full force and effect until June 30, 1999, and shall continue on a month-to-month basis thereafter until terminated by either party on thirty
(30) days prior written notice to the other.


7. The Equipment Purchase Line Note is hereby amended and restated so that it reads in accordance with the attached Exhibit "A."
 Concurrently with the first advance by Bank to Borrower under the Equipment Purchase Line, Borrower shall execute and deliver an Equipment Purchase Line Note in substantially the same form and content as the attached Exhibit "A", which Equipment Purchase Line Note shall be dated the same date as the first such advance under the Equipment Purchase Line.

8. Bank shall have the right, but not the obligation, to charge any amounts owing by Borrower to Bank under the Loan Agreement, the Equipment Purchase Line Note, or this Fourth Amendment against any accounts maintained by Borrower with Bank and Borrower consents thereto.


9. Concurrently with the execution of this Fourth Amendment, Borrower shall pay to Bank a fee in an amount equal to Seven Thousand Five Hundred Dollars ($7,500.00), which fee shall represent an unconditional and non-refundable payment to Bank in consideration of Bank's agreement to enter into this Fourth Amendment.

10. Bank's duties to extend and renew the Obligations and to make advances in accordance with this Fourth Amendment shall be subject to (i) there being no outstanding and uncured defaults under the Loan Agreement, the Equipment Purchase Line Note or any other obligation owing by Borrower to Bank and (ii) the satisfaction of each of the conditions precedent set forth in Article 6 of the Loan Agreement, each of which is incorporated herein by this reference.

11. Except as amended by this Fourth Amendment, all of the terms and conditions of the Loan Agreement (and each and every document or instrument executed and delivered in connection therewith) is and shall remain in full force and effect.

12. Except as amended by this Fourth Amendment, Borrower hereby ratifies, reaffirms, and remakes as of the date hereof each and every representation and warranty contained in the Loan Agreement, the Equipment Purchase Line Note, or in any document executed and delivered in connection therewith.

IN WITNESS WHEREOF, Borrower has executed and delivered this Fourth Amendment to Bank on the date first above written at Walnut Creek, California.

"BORROWER"

SCIENTIFIC TECHNOLOGIES INCORPORATED WHICH
WILL DO BUSINESS IN CALIFORNIA AS OREGON
SCIENTIFIC TECHNOLOGIES, an Oregon
corporation

By:  /s/Joseph J. Lazzara
Its:   President and Chief Executive oFFICER

IN WITNESS WHEREOF, Bank hereby accepts this Fourth Amendment to be effective as of the date first above written in Walnut Creek, California.

"BANK"

BANK OF THE WEST,
a California banking corporation


By:  /s/Robert W. Hansen
Its:  Vice President


EXHIBIT "A"
EQUIPMENT PURCHASE LINE NOTE

$1,000,000.00
        Walnut Creek, California

In consideration of all loans and advances ("Advances") from time to time made by BANK OF THE WEST (the "Bank") to or for the benefit of the undersigned (the "Borrower") pursuant to that certain Loan and Security Agreement between Borrower and Bank dated November 29, 1994, as amended, extended or renewed (collectively the "Loan Agreement"), during the Draw Period (as defined in the Loan Agreement), Borrower promises to pay Bank, or order, at 2000 Franklin Street, Suite 420, East Bay Business Banking Group (Group 054), Oakland, California 94612, on the dates and in the manner hereinafter set forth, all outstanding Advances, plus any interest thereon then unpaid, at a rate (the "Rate") of interest equal to the Bank's Prime Rate (as hereinafter defined), which Rate shall vary concurrently with any change in the Prime Rate. For the purpose of this Note, the "Prime Rate" shall mean the variable rate of interest, per annum, most recently announced by Bank at its headquarters office in San Francisco, California, as its "prime rate." The undersigned understands that Bank's "prime rate" is one of its base rates with respect to loans making reference thereto and may not be the lowest of Bank's base rates.
 Interest shall be computed on the outstanding principal balance on the basis of three hundred sixty (360) days per year and actual days elapsed.

Commencing on the last day of the calendar month after the date of this Note, and continuing on the last day of each month thereafter until the Principal Repayment Commencement Date (as hereinafter defined), Borrower shall make (i) monthly interest payments on the outstanding amount of the Advances at the Rate and (ii) payments of all Bank Expenses (as defined in the Loan Agreement) incurred by Bank in connection with or attributable to this Note. If not so paid, such unpaid interest and/or Bank Expenses shall become part of the principal, at the option of Bank.

Commencing on the last day of the month after the end of the Draw
Period (the "Principal Repayment Commencement Date") and continuing on the last day of each month thereafter until the Equipment Line Maturity Date (as hereinafter defined), Borrower shall make (i) equal and consecutive monthly principal payments with each payment being in an amount sufficient to repay the aggregate principal amount of advances under the Equipment Purchase Line outstanding as of the Principal Repayment Commencement Date over sixty (60) months on a straight-line basis, (ii) monthly interest payments at the Rate on the outstanding amount of advances under the Equipment Purchase Line, and (iii) all Bank Expenses incurred by Bank in connection with Equipment Purchase Line. For the purpose of this Agreement, the "Equipment Line Maturity Date" shall be sixty (60) months after the Principal Repayment Commencement Date.


The aggregate unpaid balance of all Advances made hereon at any time shall not exceed One Million Dollars ($1,000,000.00). In the event that the amount of all Advances hereunder shall exceed One Million Dollars ($1,000,000.00), Borrower shall immediately, and without demand, make payment to Bank in an amount sufficient to reduce the balance hereof to an amount that is less than said limitation. All Advances shall be conclusively presumed to have been made to, for the benefit of, and at the request of Borrower when deposited or credited to the account of Borrower with Bank or made in accordance with the terms of the Loan Agreement or the oral or written instructions of Borrower, or any one signing below for or on behalf of the undersigned.

Bank may, at its option, elect to treat any due but unpaid interest and Bank Expenses as advances under the Credit, and all such advances shall bear interest on the Daily Balance thereof, at a per annum rate applicable to the Credit under the terms of this Agreement. The receipt of any check or other item of payment by Bank shall not be considered a payment until such check or other item of payment is honored when presented for payment, in which event, said check or other item of payment shall be deemed to have been paid to Bank in accordance with Bank's rules and regulations relating to credits to deposit accounts or, in Bank's discretion, two (2) calendar days after the date Bank actually receives possession of such check or other item of payment.

Upon the occurrence of an Event of Default under the Loan Agreement which has not been cured as therein provided or waived by Bank in writing, the whole sum of principal, interest and Bank Expenses relating to such Advances shall become due immediately at the option of Bank.

Upon the occurrence of an Event of Default under the Loan Agreement
(which has not been cured as therein provided or waived by Bank in writing) and at the option of Bank, interest may be charged on the Advances outstanding on the date of such Event of Default at the rate of five (5) percentage points greater than the Rate (the "Default Rate"). The Default Rate shall commence on the day following any Event of Default and shall continue until such Event of Default has been cured to the satisfaction of Bank.

If this Note is not paid when due, Borrower promises to pay all costs and expenses of collection and all attorneys' fees and costs incurred by Bank on account of such collection, whether or not suit is filed, which said costs, expenses and fees shall become part of principal.
 The indebtedness evidenced hereby shall be payable in lawful money of the United States of America.

This Note is subject to the terms and conditions of the Loan
Agreement. The obligations arising under this Note constitute Obligations under and pursuant to the terms of the Loan Agreement and are secured under and pursuant to the terms thereof.


IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officers thereunto duly authorized and directed by a Resolution of its Board of Directors.

SCIENTIFIC TECHNOLOGIES INCORPORATED WHICH
WILL DO BUSINESS IN CALIFORNIA AS OREGON
SCIENTIFIC TECHNOLOGIES, an Oregon
corporation


        By: /s/Joseph J. Lazzara
Its:   President and Chief Executive Officer